Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Intelligent Bio Solutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(3)	Fee Rate	Amount of Registration Fee
Equity	Class A Units, consisting of (i) shares of Common Stock, par value $0.01 per share, (ii) Series E Warrants to purchase Common Stock, and (iii) Series F Warrants to purchase Common Stock	457(o)			$4,600,000	$0.00011020	$506.92
Equity	Common stock, par value $0.01 per share included in the Class A Units (2)
Equity	Series E Warrants to purchase Common Stock included in the Class A Units (2)(4)
Equity	Series F Warrants to Purchase Common Stock included in the Class A Units (2)(4)
Equity	Class B Units, consisting of (i) shares of Series E Convertible Preferred Stock, par value $0.01 per share, (ii) Common Stock issuable upon conversion of Series E Convertible Preferred Stock, (iii) Series E Warrants to purchase Common Stock and (iv) Series F Warrants to purchase Common Stock (5)	457(o)
Equity	Series E Convertible Preferred Stock, par value $0.01 per share included in the Class B Units (2)
Equity	Common Stock issuable upon conversion of Series E Convertible Preferred Stock included in the Class B Units (2)(6)
Equity	Series E Warrants to purchase Common Stock included in the Class B Units (2)(4)
Equity	Series F Warrants to purchase Common Stock included in the Class B Units (2)(4)
Equity	Common Stock issuable upon exercise of Series E Warrants (2)	457(o)			$5,060,000	$0.00011020	$557.61
Equity	Common Stock issuable upon exercise of Series F Warrants (2)	457(o)			$5,060,000	$0.00011020	$557.61
Equity	Representative Warrants	457(g)
Equity	Common Stock issuable upon exercise of Representative Warrant(2)(7)	457(o)			$287,500	$0.00011020	$31.69

Total Offering Amounts					$15,007,500		$1,653.83
Total Fees Previously Paid							$1,507.30
Total Fee Offsets							$0
Net Fee Due							$146.53

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(i) and Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.

(3)	Includes the price of additional shares of common stock and/or Series E Warrants and/or Series F Warrants that may be issued upon exercise of the option granted to the underwriter to cover over-allotments, if any.

(4)	No registration fee required pursuant to Rule 457(g).

(5)	The proposed maximum aggregate offering price of the Class A Units will be reduced on a dollar-for-dollar basis based on the offering price of any Class B Units issued in the offering, and the proposed maximum aggregate offering price of the Class B Units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A Units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Class A Units and Class B Units (including the common stock issuable upon conversion of the Series E Convertible Preferred Stock), if any, is $4,600,000.

(6)	No registration fee required pursuant to Rule 457(i).

(7)	The registrant has agreed to issue upon the closing of this offering, warrants to Ladenburg Thalmann & Co. Inc. (the “Representative Warrants”) entitling it to purchase up to 5% of the aggregate shares of common stock sold in this offering, including the number of shares of common stock issuable upon conversion of shares of the Series E Preferred Stock. The exercise price of the Representative Warrants is equal to 125% of the public offering price of the units offered hereby. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the Representative Warrants is $287,500, which is equal to 125% of $230,000 (5% of $4,600,000).